                                                                     EXHIBIT 3.3



                          SHAMAN PHARMACEUTICALS, INC.

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                                 SERIES B CUSTOM
                           CONVERTIBLE PREFERRED STOCK

               (PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE)

                                 --------------

               Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

               That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, at a meeting duly called and held on May 15, 1998, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which series is designated "Series B Custom Convertible Preferred Stock," which resolution is as follows:

               RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.001 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

                   SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK

        SECTION 1. CERTAIN DEFINED TERMS. All the agreements or instruments defined in this Certificate of Designations shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Certificate of Designations.

               The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Accrual Amount" means with respect to any share of Series B Preferred Stock on any date an amount calculated at the rate of 5.5% per annum of the Accrual Value of such share from the Issuance Date to the date of determination, compounded annually, subject to adjustment as provided herein.

               "Accrual Value" means $1,000 per share of Series B Preferred
Stock.

               "Adjustment Notice" means an Adjustment Notice substantially in the form set forth in Section 14(j).

               "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

               "Aggregated Person" means, with respect to any holder of shares of Series B Preferred Stock, any Person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

               "AMEX" means the American Stock Exchange, Inc.

               "Auditors" means Ernst & Young LLP or such other firm of independent public accountants of recognized national standing as shall have been engaged by the Corporation to audit its financial statements.

               "Auditors' Determination" means a determination requested by the Corporation and signed by the Auditors concurring with the Company's conclusion that a requirement of the Corporation to redeem, or a right of any holder of shares of Series B Preferred Stock to require redemption of, shares of Series B Preferred Stock by reason of the occurrence of (i) a specified Inconvertibility Day or (ii) a specified Optional Redemption Event which occurs by reason of an event described in clause (1), (2) or (3) of the definition of Optional Redemption Event, whichever is applicable, would result in the Corporation being required to classify the Series B Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation in accordance with Generally Accepted Accounting Principles. The Auditors' Determination shall (i) set forth in reasonable detail all relevant facts considered by the Auditors in connection therewith, (ii) set forth all applicable accounting principles and assumptions used, and (iii) set forth in reasonable detail or attach copies of all legal, expert and other advice or information used by the Auditors in reaching their conclusion. To the extent any facts are assumed for purposes of either the Company's conclusion or the Auditor's Determination, the validity of such conclusion or determination shall depend upon such assumed facts being true and complete in all material respects.

               "Blackout Period" means the period of up to 20 consecutive days after the date the Corporation notifies the holders of shares of Series B Preferred Stock that they are required, pursuant to Section 8(c)(4) of the Stock Purchase Agreements, to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A) of the Stock Purchase Agreements, during which period, by reason of Section 8(b)(5)(B) of the Stock Purchase Agreements, the Corporation is not required to amend the Registration Statement or to supplement the Prospectus; provided, however, that such period may be up to 30 consecutive days if the Corporation so elects in accordance with Section 8(b)(5)(B) of the Stock Purchase Agreements, subject to the limitations provided therein.

               "Board of Directors" or "Board" means the Board of Directors of the Corporation.

               "Business Combination Redemption Percentage" means with respect to a redemption of shares of Series B Preferred Stock in accordance with Section 10(b)(6), the applicable percentage determined with respect to the due date for payment of the Business Combination Redemption Price as follows:

                                                             Business Combination
     Date of Payment                                         Redemption Percentage
     ---------------                                         ---------------------
     Initial Issuance Date through 180th day thereafter               125%
     181st through 360th day after the Initial Issuance Date          130%
     On or after 361st day after the Initial Issuance Date            135%

               "Business Combination Redemption Price" means an amount in cash equal to the product obtained by multiplying (A) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series B Preferred Stock to be redeemed to the date of payment of the redemption price pursuant to
Section 10(b)(6) times (B) the applicable Business Combination Redemption Percentage.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               "Cash and Cash Equivalent Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents.

               "Common Stock" means the Common Stock, $.001 par value, of the Corporation or any shares of capital stock into which such stock shall be changed or reclassified after the Initial Issuance Date.

               "Control Notice" means a Control Notice substantially in the form set forth in Section 14(i).

               "Conversion Agent" means BankBoston, N.A., or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series B Preferred Stock in accordance with the Conversion Agent Agreement and the name, address and telephone number of which shall have been given to the holders of the Series B Preferred Stock by notice from the Corporation.

               "Conversion Agent Agreement" means the Conversion Agent Agreement, dated as of June 10, 1998, by and among the Corporation, the Conversion Agent and the original holders of the shares of Series B Preferred Stock.

               "Conversion Date" means the date on which a Conversion Notice is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion of shares of Series B Preferred Stock pursuant to Section 10(a).

               "Conversion Notice" means a Notice of Conversion of Series B Custom Convertible Preferred Stock substantially in the form set forth in
Section 14(a).

               "Conversion Percentage" means 90%.

               "Conversion Price" means

                    (1) for any Conversion Date on or before [INSERT MONTH AND DAY WHICH IS 120 DAYS AFTER EFFECTIVE DATE], 1998, $5.00 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware and on or before the applicable Conversion Date);

                    (2) for any Conversion Date after [INSERT MONTH AND DAY WHICH IS 120 DAYS AFTER EFFECTIVE DATE], 1998 and on or before the date which is the third anniversary of the Issuance Date of the shares of Series B Preferred Stock being converted, the product obtained by multiplying (x) the lowest per share Trading Price during the Measurement Period for such Conversion Date times
(y) the Conversion Percentage; and

                    (3) for any Conversion Date after the date which is the third anniversary of the Issuance Date of the shares of Series B Preferred Stock being converted, the greater of (x) $50.00 (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date this Certificate of Designations is filed with the Secretary of State of the State of Delaware and on or before the applicable Conversion Date) and (y) an amount equal to 150% of the arithmetic average of the Market Price of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the date which is the third anniversary of the Issuance Date of the shares of Series B Preferred Stock being converted (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after the date which is the third anniversary of the Issuance Date of the shares of Series B Preferred Stock being converted and on or before the applicable Conversion Date).

               "Corporation Notice" means a Corporation Notice substantially in the form set forth in Section 14(g).

               "Effective Date" has the meaning provided in the Stock Purchase Agreements.

               "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

               "Holder Notice" means a Holder Notice substantially in the form set forth in Section 14(h).

               "Inconvertibility Conversion Price" means, for any date, the Conversion Price which would be in effect on such date if no Trading Prices on the Trading Day otherwise used for computing the Conversion Price for such date were so used and instead the lowest per share daily Trading Price on the other Trading Day during the applicable Measurement Period for such date on which the second lowest per share daily Trading Price occurs were used in computing the Conversion Price for such date.

               "Inconvertibility Day" means any Trading Day on which (x) the Corporation would not have been required to convert in accordance with Section 10(a) any shares of Series B Preferred Stock as a consequence of the limitations set forth in Section 7(a)(1) had all outstanding shares of Series B Preferred Stock held by such holder on such Trading Day been converted into Common Stock on such Trading Day, determined at both the Conversion Price applicable on such Trading Day and the Inconvertibility Conversion Price applicable on such Trading Day (and, in the case of each of such determinations, without regard to the limitation, if any, on beneficial ownership by such holder contained in Section 10(a)) or (y) on which the Corporation does not have reserved from its authorized and unissued shares of Common Stock for purposes of conversion of the shares of Series B Preferred Stock the number of shares so required to be reserved pursuant to
Section 10(b)(5).

               "Inconvertibility Notice" means a notice from the Corporation to a holder of shares of Series B Preferred Stock in the form set forth in Section 14(b) or a notice from a holder of shares of Series B Preferred Stock to the Corporation in the form set forth in Section 14(c).

               "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

               "Initial Issuance Date" means the first date of original issuance of any shares of Series B Preferred Stock.

               "Issuance Date" means (i) the Initial Issuance Date or (ii) in the case of shares of Series B Preferred Stock which are first originally issued on or after the Second Issuance Date in connection with the giving of a second Purchase Option Notice under the Stock Purchase Agreements, the Second Issuance Date, whichever is applicable.

               "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series B Preferred Stock.

               "Junior Liquidation Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series B Preferred Stock.

               "Liquidation Preference" means, for each share of Series B Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to the holders of shares of Series B Preferred Stock in connection with the liquidation, dissolution or winding up of the Corporation plus (ii) $1,000.

               "Majority Holders" means at any time the holders of shares of Series B Preferred Stock who, based on the number of shares of Series B Preferred Stock originally issued to such holders, held shares of Series B Preferred Stock which constitute a majority of the outstanding shares of Series B Preferred Stock, unless no shares of Series B Preferred Stock are held by a Person who was a holder of shares of Series B Preferred Stock upon original issuance thereof, in which case "Majority Holders" means at any time the holders of shares of Series B Preferred Stock which shares constitute a majority of the outstanding shares of Series B Preferred Stock.

               "Mandatory Redemption Waiver" means an agreement of the Corporation and a holder of shares of Series B Preferred Stock in the form set forth in Section 14(e).

               "Market Price" of any security on any date means the closing bid price of such security on such date on the Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

               "Maximum Share Amount" means [BEFORE FILING, INSERT 20% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE DATE] shares, or such greater number of shares of Common Stock as shall be duly authorized, duly reserved for issuance upon conversion of the Series B Preferred Stock and permitted by the rules of the Nasdaq Stock Market or AMEX (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Effective Date).

               "Measurement Period" means with respect to any Conversion Date, the period consisting of 12 consecutive Trading Days ending on the Trading Day immediately preceding such Conversion Date.

               "Nasdaq" means the Nasdaq National Market.

               "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

               "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

               "Net Cash and Cash Equivalent Balances" of any Person on any date means the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries on such date less the sum of (1) the amount of any outstanding Indebtedness of such Person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash and Cash Equivalent Balances of such Person and its subsidiaries plus (2) the maximum amount which is not outstanding and which may be borrowed pursuant to any revolving credit facility or any commitment to lend of or to such Person or any of its subsidiaries which at the time it becomes outstanding will be secured in whole or in part by, or will so restrict, Cash and Cash Equivalent Balances plus (3) the amount of outstanding Indebtedness of such Person and its subsidiaries which on such date is classified as short-term debt in accordance with Generally Accepted Accounting Principles.

               "1934 Act" means the Securities Exchange Act of 1934, as amended.

               "1933 Act" means the Securities Act of 1933, as amended.

               "NYSE" means the New York Stock Exchange, Inc.

               "Optional Redemption Date" means the date which is three Business Days after a holder of shares of Series B Preferred Stock who is entitled to redemption rights under Section 11(a) and 11(b) gives a Holder Notice.

               "Optional Redemption Event" means any one of the following events:

                    (1) For any period of five consecutive Trading Days following the Initial Issuance Date there shall be no reported sale price of the Common Stock on any of the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap;

                    (2) The Common Stock ceases to be listed for trading on the Nasdaq, the NYSE, the AMEX or the Nasdaq SmallCap;

                    (3) Any consolidation or merger of the Corporation or any subsidiary of the Corporation with or into another entity or other business combination transaction involving the Corporation or any subsidiary of the Corporation (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such transaction immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the NYSE, the AMEX or the Nasdaq; or the sale of all or substantially all of the assets of the Corporation and its subsidiaries;

                    (4) The adoption of any amendment to the Certificate of Incorporation of the Corporation (other than any certificate designating a series of preferred stock of the Corporation which does not contravene the rights of the holders of shares of Series B Preferred Stock) which materially and adversely affects the rights of the holders of shares of Series B Preferred Stock in respect of their interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally or the taking of any other action which materially and adversely affects the rights of the holders of Series B Preferred Stock;

                    (5) The inability of any holder of shares of Series B Preferred Stock for (x) (i) 20 days (whether or not consecutive) or (ii) if in accordance with Section 8(b)(5)(B) of the Stock Purchase Agreements the Corporation elects a Blackout Period of up to 30 consecutive days, such greater number of days as shall equal the number of days the Blackout Period so elected is in effect (but in no event more than 30 days), in either the case of such clause (i) or such clause (ii) during the period commencing on the SEC Effective Date and ending on the first anniversary of the later of the Initial Issuance Date or the Second Issuance Date or (y) 60 days (whether or not consecutive) during the period from the SEC Effective Date to the third anniversary of the later of the Initial Issuance Date or the Second Issuance Date, to sell shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any other failure of the Registration Statement to comply with the rules and regulations of the SEC; or

                    (6) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series B Preferred Stock under the terms of this Certificate of Designations or under the Stock Purchase Agreement with such holder or any other agreement or document entered into in connection with the issuance of shares of Series B Preferred Stock and the Warrants, as such agreements and instruments may be amended from time to time.

               "Optional Redemption Percentage" means, with respect to each Optional Redemption Date, the applicable percentage determined with respect to such date as follows:

                                                                                      Optional
                                                                                     Redemption
          Optional Redemption Date                                                   Percentage
          ------------------------                                                   ----------
          Initial Issuance Date through 90th day after the Initial Issuance Date       112%

          91st through 189th day after the Initial Issuance Date                       114%

          181st through 270th day after the Initial Issuance Date                      116%

          271st day after the Initial Issuance Date and thereafter                     118%

               "Optional Redemption Price" means an amount in cash equal to the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series B Preferred Stock to be redeemed to the applicable Optional Redemption Date times (b) the Optional Redemption Percentage for the applicable Optional Redemption Date.

               "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

               "Outstanding Majority Holders" means at any time the holders of shares of Series B Preferred Stock which shares constitute a majority of the outstanding shares of Series B Preferred Stock.

               "Parity Dividend Stock" means any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock.

               "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series B Preferred Stock.

               "Permitted Indebtedness" means (i) Indebtedness which is outstanding and which would be reflected on a balance sheet of the Corporation as of the Effective Date prepared in accordance with Generally Accepted Accounting Principles and (ii) Indebtedness incurred to finance the lease or purchase of and secured by equipment used in the Corporation's business the outstanding amount thereof which does not exceed $5,000,000 during the first year after the Effective Date, $15,000,000 during the second year after the Effective Date and $30,000,000 during the third year after the Effective Date.

               "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company, government, governmental agency or political subdivision.

               "Prospectus" shall have the meaning provided in the Stock Purchase Agreements.

               "Purchase Option Notice" shall have the meaning provided in the Stock Purchase Agreements.

               "Quarterly Cash Requirements" on any date means the consolidated net cash used in operating activities and for payment of Indebtedness of the Corporation and its subsidiaries for the most recent fiscal quarter for which, at such date, the Corporation has published a consolidated statement of cash flows, prepared in accordance with Generally Accepted Accounting Principles, as shown on such statement.

               "Redemption Date" means [BEFORE FILING CERTIFICATE OF DESIGNATIONS, INSERT DATE WHICH IS ONE YEAR AFTER THE INITIAL ISSUANCE DATE (OR NEXT BUSINESS DAY THEREAFTER)], 1999.

               "Redemption Election" means (1) a notice by a holder of Series B Preferred Stock to the Corporation substantially in the form set forth in
Section 14(d) or (2) a notice by a holder of Series B Preferred Stock to the Corporation included in paragraph 3 of the form of Holder Inconvertibility Notice set forth in Section 14(c).

               "Redemption Election Period" means, with respect to a particular Inconvertibility Day, the period of ten Business Days after the later of (x) the date an Inconvertibility Notice with respect to such Inconvertibility Day is given or (y) the date such Inconvertibility Notice was required to have been given by the Corporation.

               "Redemption Notice" means a Redemption Notice substantially in the form set forth in Section 14(f).

               "Redemption Price" means an amount in cash equal to the product obtained by multiplying (i) the sum of (A) $1,000 plus (B) an amount equal to the Accrual Amount on the share of Series B Preferred Stock to be redeemed to the date of payment of the Redemption Price times (ii) 130%.

               "Registrable Securities" means the shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock, the shares of Common Stock issuable or issued upon exercise of the Warrants and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Corporation or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

               "Registration Restriction Inconvertibility" means that (1) if, notwithstanding Rule 416 under the 1933 Act or the provisions of Section 8(b) of the Stock Purchase Agreements, the Registration Statement is not deemed to cover such indeterminate number of additional shares of Common Stock as shall be issuable upon conversion of the shares of Series B Preferred Stock held by any holder of shares of Series B Preferred Stock based on changes from time to time in the Conversion Price, and (2) on any five Trading Days ending on or after the SEC Effective Date within any period of ten consecutive Trading Days the number of shares of Common Stock issuable upon conversion of all shares of Series B Preferred Stock held by any holder of shares of Series B Preferred Stock had all shares of Series B Preferred Stock held by such holder been converted in full into Common Stock on each such Trading Day, determined at the Conversion Price applicable on each such Trading Day and without regard to the limitation, if any, on such holder contained in the second sentence of Section 10(a), would exceed the number of shares of Common Stock covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement.

               "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 8 of the Stock Purchase Agreements.

               "SEC" means the United States Securities and Exchange Commission.

               "SEC Effective Date" means the date on which the Registration Statement is first ordered effective by the SEC.

               "Second Issuance Date" means the first date of original issuance of shares of Series B Preferred Stock in connection with the giving of a second Purchase Option Notice under the Stock Purchase Agreements.

               "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series B Preferred Stock.

               "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Preferred Stock.

               "Series B Preferred Stock" means the Series B Custom Convertible Preferred Stock of the Corporation.

               "Share Limitation Redemption Date" means each date on which the Corporation is required to redeem shares of Series B Preferred Stock as provided in Section 7(a).

               "Share Limitation Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) the Accrual Amount on the share of Series B Preferred Stock to be redeemed to the applicable Share Limitation Redemption Date times (b) 112.5%.

               "Stock Purchase Agreements" means the several Stock Purchase Agreements, dated as of June 10, 1998, by and between the Corporation and the several original holders of shares of Series B Preferred Stock pursuant to which the shares of Series B Preferred Stock were issued.

               "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Initial Issuance Date for less than the greater of the book or market value of the Common Stock on conversion of the Series B Preferred Stock, as and to the extent required under Rule 4460(i) of the Nasdaq as in effect from time to time or any successor or replacement provision of the Nasdaq or any similar provisions of the rules of any other securities market or securities exchange on which the Common Stock is listed at the time of determination.

               "Tender Offer" means a tender offer or exchange offer.

               "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

               "Trading Price" on any date means the lowest sale price (regular way) for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) Nasdaq, (c) Nasdaq SmallCap or (d) such other securities market which constitutes the principal securities market for the Common Stock, in any such case as reported by Bloomberg, L.P. (subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Trading Price which would otherwise be applicable, (vi) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any subsidiary of the Corporation or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each such case which occur on or after the Initial Issuance Date); provided, however, that if on any Trading Day there shall be no reported sale price (regular way) of such security, the "Trading Price" on such Trading Day shall be the lowest sale price (regular way) of such security on the Trading Day next preceding such Trading Day on which a sale price (regular way) for such security has been so reported.

               "Warrants" means the Common Stock Purchase Warrants issued by the Corporation pursuant to the Stock Purchase Agreements.

        SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Custom Convertible Preferred Stock", and the number of shares constituting the Series B Preferred Stock shall be 7,000, and shall not be subject to increase. The Corporation shall not issue any shares of Series B Preferred Stock other than pursuant to the Stock Purchase Agreements, unless such issuance shall have been approved by the Majority Holders.

        SECTION 3. SERIES B PREFERRED STOCK CAPITAL. The amount to be represented in the capital account for the Series B Preferred Stock at all times for each outstanding share of Series B Preferred Stock shall be an amount equal to the product obtained by multiplying (1) the sum of (A) $1,000 plus (B) an amount equal to the Accrual Amount on such share of Series B Preferred Stock to the date of determination times (2) the Optional Redemption Percentage which would be applicable to a redemption of a share of Series B Preferred Stock pursuant to Sections 11(a) and 11(b) on the date of determination if such share were required to be redeemed by the Corporation pursuant to Sections 11(a) and 11(b) on such date.

        SECTION 4. RANK. The shares of Series B Preferred Stock shall rank senior to the Common Stock and any shares of any other series of Preferred Stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

        SECTION 5. DIVIDENDS AND DISTRIBUTIONS The holders of shares of Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends in such amounts as determined from time to time by the Board of Directors. Dividends on the shares of Series B Preferred Stock shall not be cumulative.

               If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless dividends in the same amount per share shall have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series B Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends.

               Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

               Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one Person or group of Affiliated Persons, unless (x) at the time of such redemption, repurchase or acquisition the Registration Statement is effective and available for use by the holders of shares of Series B Preferred Stock named as selling stockholders in the Registration Statement, (y) no Optional Redemption Event shall have occurred and (z) the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series B Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series B Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series B Preferred Stock equal to the product obtained by multiplying (1) the sum of (A) $1,000 plus (B) the amount equal to the Accrual Amount on such share of Series B Preferred Stock to the date of repurchase pursuant to this Section 5(b) times (2) the Optional Redemption Percentage which would be applicable to a redemption of a share of Series B Preferred Stock pursuant to Sections 11(a) and 11(b) on the date of repurchase pursuant to this Section 5(b) if such share were required to be redeemed by the Corporation pursuant to Sections 11(a) and 11(b) on the date of repurchase pursuant to this Section 5(b).

               Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Corporation or any subsidiary of the Corporation, unless such Person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series B Preferred Stock equal to the greater of (i) the quotient obtained by dividing (a) the sum of (1) $1,000 plus (2) an amount equal to the Accrual Amount on such share of Series B Preferred Stock to the date of purchase pursuant to this Section 5(c) by (b) the Conversion Percentage and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 10(a) of one share of Series B Preferred Stock if a Conversion Notice were given by the holder of such share of Series B Preferred Stock on the date of purchase pursuant to such Tender Offer (determined without regard to any limitation on beneficial ownership contained in the second sentence of Section 10(a)) times (y) the price per share of Common Stock offered in such Tender Offer.

        SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series B Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series B Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

        SECTION 7. MANDATORY REDEMPTION.

               (a) MANDATORY REDEMPTION BASED ON MAXIMUM SHARE AMOUNT OR REGISTRATION RESTRICTION INCONVERTIBILITY. (1) (A) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq Stock Market, the Corporation shall not be required to issue upon conversion of shares of Series B Preferred Stock pursuant to Section 10 more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series B Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series B Preferred Stock provided in Section 2. If the Maximum Share Amount shall increase after the Effective Date in accordance with the definition of Maximum Share Amount in Section 1, such additional amount shall be allocated amount the shares of Series B Preferred Stock as provided in
Section 7(a)(1). Each certificate for shares of Series B Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series B Preferred Stock represented by such certificate for purposes of conversion thereof.

                    (B) Upon surrender of any certificate for shares of Series B Preferred Stock for transfer or re-registration thereof (or, at the option of the holder of such certificate, for conversion pursuant to Section 10(a) of less than all of the shares of Series B Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series B Preferred Stock evidenced by such new certificate. If any certificate for shares of Series B Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series B Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation of the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series B Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series B Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series B Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series B Preferred Stock so converted, and if there shall be no other shares of Series B Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series B Preferred Stock outstanding at the close of business on such date.

               (2) (A) If (x) an Inconvertibility Day occurs then, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq Stock Market (or other applicable securities market or securities exchange) in the case of an Inconvertibility Day pursuant to clause (x) of the definition of such term, the Corporation shall and (y) if a Registration Restriction Inconvertibility occurs, then the Corporation shall, in each such case, promptly, but in no event later than five Business Days after each such occurrence, give an Inconvertibility Notice to each holder of shares of Series B Preferred Stock (by telephone line facsimile transmission at such number as such holder of shares of Series B Preferred Stock has specified in writing to the Corporation for such purposes or, if such holder of shares of Series B Preferred Stock shall not have specified any such number, by overnight courier delivery to such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series B Preferred Stock may at any time after such occurrence give an Inconvertibility Notice to the Corporation. If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder of Series B Preferred Stock shall have given any Inconvertibility Notice, then within the applicable Redemption Election Period the holder receiving or giving or entitled to receive, as the case may be, such Inconvertibility Notice shall have the right by a Redemption Election given to the Corporation (which may be contained in the Inconvertibility Notice given by such holder) to direct the

Corporation to redeem the portion of such holder's outstanding shares of Series B Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series B Preferred Stock) as shall not, on the Business Day prior to the applicable Share Limitation Redemption Date, (x) be convertible into shares of Common Stock by reason of such Inconvertibility Day or (y) be convertible into shares of Common Stock which are covered by the Registration Statement and available for sale by such holder pursuant to the Registration Statement by reason of a Registration Restriction Inconvertibility, in each such case, on the date which is five Business Days after such holder gives a Redemption Election to the Corporation, at a price per share equal to the Share Limitation Redemption Price. Notwithstanding any other provision of this Certificate of Designations, if at the time any Redemption Election is given (x) no Optional Redemption Event shall have occurred with respect to which any holder of shares of Series B Preferred Stock shall have the right to require repurchase of any shares of Series B Preferred Stock pursuant to Sections 11(a) and 11(b) or with respect to which any holder of shares of Series B Preferred Stock shall have exercised such right and the Corporation shall not have paid the Optional Redemption Price and (y) the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series B Preferred Stock (including, without limitation, its obligations under the Stock Purchase Agreements, this Certificate of Designations, the Conversion Agent Agreement and the Warrants) (1) no such redemption shall be made with respect to a Registration Restriction Inconvertibility if, prior to the expiration of the applicable Redemption Election Period, the Corporation and such holder shall, by a Mandatory Redemption Waiver, waive the Corporation's obligation to make such redemption and (2) if (i) the Registration Statement is and remains effective and available for use by holders of shares of Series B Preferred Stock for resale of the shares of Common Stock which are covered by the Registration Statement, (ii) the Corporation files with the SEC an additional Registration Statement as and when required by Section 8(b)(1) of the Stock Purchase Agreements and (iii) the Corporation maintains Net Cash and Cash Equivalent Balances at least equal to four times the Corporation's Quarterly Cash Requirements, then the Corporation shall not be required to redeem any shares of Series B Preferred Stock by reason of a particular Registration Restriction Inconvertibility prior to the date which is 30 days after such Registration Restriction Inconvertibility first occurs.

                    (B) An Inconvertibility Notice or a Redemption Election given by a holder of shares of Series B Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after an Inconvertibility Notice or a Redemption Election has been given (which notice shall specify all defects in the Inconvertibility Notice or Redemption Election), and any Inconvertibility Notice or Redemption Election containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. Notwithstanding the absence of any such undertaking from such holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all inconvertible shares of Series B Preferred Stock as to which a Redemption Election has been given and which shares are not in dispute.

               (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to one or more holders of Series B Preferred Stock or the giving or the absence of any Inconvertibility Notice or Redemption Election by one or more holders of the Series B Preferred Stock or any redemption of shares of Series B Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless, in the case of an Inconvertibility Day specified in clause (x) of the definition of such term, the Stockholder Approval shall have been obtained or waived by the Nasdaq Stock Market (or other applicable securities market or securities exchange).

                    (4) On each Share Limitation Redemption Date (or such later date as a holder surrenders such holder's certificate(s) for shares of Series B Preferred Stock redeemed), the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to the holder of shares of Series B Preferred Stock to be redeemed to such account as specified by such holder in writing to the Corporation at least one Business Day prior to such Share Limitation Redemption Date. A holder of shares of Series B Preferred Stock which are redeemed pursuant to this Section 7(a) shall not be entitled to payment of the Share Limitation Redemption Price of such shares of Series B Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series B Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). In connection with a redemption of less than all of the shares of Series B Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Trading Days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series B Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series B Preferred Stock may be redeemed. If the Corporation shall fail to pay the Share Limitation Redemption Price of any shares of Series B Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

                    (5) If the Corporation shall have failed to pay in full the Share Limitation Redemption Price (other than by reason of an Inconvertibility
Day) or the Optional Redemption Price for any share of Series B Preferred Stock when the same is due and payable, without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in Section 7(a)(7)), the holder of such share of Series B Preferred Stock shall have the right to convert such share of Series B Preferred Stock into Common Stock in accordance with Section 10(a) (subject to the limitation based on beneficial ownership contained in the second sentence of Section (10(a)); provided, however, that the shares of Common Stock received by the holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such holder arising under applicable securities laws to the extent not registered for resale by the holder pursuant to the Registration Statement.

                    (6) If the Corporation shall have failed to pay in full the Share Limitation Redemption Price for any portion (which, if applicable, may be all) of any holder's shares of Series B Preferred Stock when the same is due and payable by reason of an Inconvertibility Day and the Stockholder Approval shall not have been obtained, without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith

(except to the extent expressly provided in Section 7(a)(7)), upon the written request of the Majority Holders, the Corporation shall use its best efforts to obtain a waiver from the Nasdaq Stock Market (or other applicable securities market or securities exchange) of the requirement for Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the Warrants. If such waiver, in form reasonably satisfactory to the Majority Holders, is not obtained within 15 days after the Corporation's receipt of such request from the Majority Holders, then the Corporation promptly shall call a special meeting of its stockholders, to be held not later than 60 days after the expiration of the foregoing 15-day period, to seek the Stockholder Approval for issuance of all shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with
Section 10 and shall use its best efforts to obtain the Stockholder Approval.

                    (7) If a holder of shares of Series B Preferred Stock converts all or any portion of such holder's shares of Series B Preferred Stock pursuant to Section 7(a)(5), the amount of the Share Limitation Redemption Price or the Optional Redemption Price, as the case may be, due to such holder with respect to the number of shares of Series B Preferred Stock so converted shall be reduced by $1,000 for each share of Series B Preferred Stock so converted.

                    (8) (A) Notwithstanding any other provision of this Certificate of Designations, if an Inconvertibility Day occurs by reason of events which are not solely within the control of the Corporation, the Corporation shall have the right to give a Control Notice to the holders of Series B Preferred Stock at any time after such Inconvertibility Day occurs and prior to the earlier of (1) the date on which all holders of shares of Series B Preferred Stock who had the right (other than as limited by this Section 7(a)(8)) to require redemption of any shares of Series B Preferred Stock by reason of the occurrence of such Inconvertibility Day no longer have such right and (2) the applicable Share Limitation Redemption Date by reason of the earliest Redemption Election given by any holder of shares of Series B Preferred Stock by reason of such Inconvertibility Day. For purposes of this Section 7(a)(8), an Inconvertibility Day shall be deemed to have occurred by reason of events which are not solely within the control of the Corporation if a requirement of the Corporation to redeem, or a right of any holder of shares of Series B Preferred Stock to require redemption of, shares of Series B Preferred Stock by reason thereof would result in the Corporation being required to classify the Series B Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles. If the Corporation timely gives a Control Notice to the holders of shares of Series B Preferred Stock, then in lieu of payment of the Share Limitation Redemption Price pursuant to a Redemption Election given by any holder of shares of Series B Preferred Stock by reason of such Inconvertibility Day and commencing on such Inconvertibility Day (i) the Conversion Price for all outstanding shares of Series B Preferred Stock will be 80% of the amount the Conversion Price would otherwise be and (ii) the Accrual Amount shall accrue on all outstanding shares of Series B Preferred Stock at the rate of 18% per annum. Such adjustments of the Conversion Price and the Accrual Amount shall continue in effect until the earliest of (x) the date which is 90 days after the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq Stock Market or other securities market on which the Common Stock is then listed, (y) the date any further adjustments are made following a failure to obtain the Stockholder Approval as provided below, and (z) the date when shares of Series B Preferred Stock are no longer outstanding. On or after the date the Corporation gives such Control Notice, upon notice from the Outstanding Majority Holders, the Corporation promptly shall call a special meeting of its stockholders, to be held not later than 60 days after such notice is given, to seek the Stockholder Approval for the issuance of all shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with Section 10 and shall use its best efforts to obtain the Stockholder Approval. The Corporation shall prepare and file with the SEC within 20 days after such notice is given preliminary proxy materials which set forth a proposal to seek such Stockholder Approval. The Corporation shall provide the Outstanding Majority Holders an opportunity to consult with the Corporation regarding the content of such proxy materials insofar as it relates to the Stockholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Outstanding Majority Holders a reasonable period of time prior to their filing with the SEC. The Corporation shall furnish to each holder of shares of Series B Preferred Stock a copy of its definitive proxy materials for such special meeting and any amendments or supplements thereto promptly after the same are mailed to stockholders or filed with the SEC. Upon the earlier of (i) the failure to obtain the Stockholder Approval at the special meeting or (ii) the failure to hold the special meeting within such 60-day period, the Corporation shall so notify the holders of shares of Series B Preferred Stock and such of the following as shall be specified by notice to the Corporation from the Outstanding Majority Holders shall occur: (1) commencing on the Business Day following the Corporation's receipt of such notice, (i) the Conversion Price of the outstanding shares of Series B Preferred Stock will be 70% of the amount the Conversion Price would otherwise be without regard to other adjustments pursuant this Section 7(a)(8) or Section 11(b)(4) and (ii) the Accrual Amount shall accrue on the outstanding shares of Series B Preferred Stock at the rate of 30% per annum and (2) the Corporation shall promptly file applications and take all other actions necessary to (i) list the Common Stock for trading and quotation on the OTC Bulletin Board or such other securities market or exchange which will not restrict the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock and (ii) upon filing such applications, request the immediate removal of the Common Stock from listing on the securities market on which it is then listed which restricts the issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock without the Stockholder Approval.

                    (B) If and for so long as an adjustment of the Conversion Price and/or the Accrual Amount is simultaneously required by this Section 7(a)(8) and by Section 11(b)(4), the applicable Conversion Price shall be the lower of the two amounts required by each such section and the applicable Accrual Amount shall be the higher of the two amounts required by each such section.

                    (C) On or before the effective date of each adjustment to the Conversion Price or the Accrual Amount made pursuant to this Section 7(a)(8) or Section 11(b)(4), the Corporation shall give an Adjustment Notice (which may be combined with a Control Notice) to each holder of shares of Series B Preferred Stock. No failure of the Corporation to give an Adjustment Notice shall affect the validity or effectiveness of such adjustments.

                    (D) The rights of holders of shares of Series B Preferred Stock to require redemption of their shares and exercise other rights pursuant to Sections 7(a)(1) through 7(a)(7) by reason of an Inconvertibility Day as to which the Corporation does not have a right to give a Control Notice, or fails to exercise such right on a timely basis, shall not be limited by the operation of this Section 7(a)(8).

               (b) NO OTHER MANDATORY REDEMPTION. The shares of Series B Preferred Stock shall not be subject to mandatory redemption by the Corporation except as provided in this Section 7 and in Section 11.

        SECTION 8. NO SINKING FUND. The shares of Series B Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series B Preferred Stock.

        SECTION 9. REDEMPTION AT OPTION OF CORPORATION.

               (a) OPTIONAL REDEMPTION. (1) So long as (w) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series B Preferred Stock (including, without limitation, its obligations under the Stock Purchase Agreements, this Certificate of Designations, the Conversion Agent Agreement and the Warrants), (x) the Registration Statement shall be effective and available for use by the selling stockholders named therein on the date the Corporation gives the Redemption Notice and on the Redemption Date, (y) no Optional Redemption Event shall have occurred with respect to which on the Redemption Date any holder of shares of Series B Preferred Stock shall be entitled to exercise redemption rights under Sections 11(a) and 11(b) or with respect to which any holder of shares of Series B Preferred Stock shall have exercised such rights and the Optional Redemption Price shall not have been paid and (z) on the date the Corporation gives the Redemption Notice and on the Redemption Date, the Corporation has Net Cash and Cash Equivalent Balances which are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Redemption Notice is given to the Redemption Date, to pay the Redemption Price of the shares of Series B Preferred Stock to be redeemed, the Corporation shall have the right in a single instance to redeem all or any part of the outstanding shares of Series B Preferred Stock pursuant to this Section 9(a) at the Redemption Price. In order to exercise it right of redemption under this Section 9(a), the Corporation shall give a Redemption Notice to the holders of shares of Series B Preferred Stock not less than 30 or more than 60 days prior to the Redemption Date.

                    (2) On the Redemption Date (or such later date as a holder of shares of Series B Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series B Preferred Stock redeemed), the Corporation shall pay to or upon the order of each holder of shares of Series B Preferred Stock by wire transfer of immediately available funds to such account as shall be specified for such purpose by such holder in an amount equal to the Redemption Price of all of such holder's shares of Series B Preferred Stock to be redeemed. A holder of shares of Series B Preferred Stock which are redeemed pursuant to this Section 9(a) shall not be entitled to payment of the Redemption Price of such shares of Series B Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series B

Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). If the Corporation shall fail to pay the Redemption Price of any shares of Series B Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

                    (3) Notwithstanding the giving of a Redemption Notice, each holder of shares of Series B Preferred Stock shall be entitled to convert in accordance with Section 10 any shares of Series B Preferred Stock which are to be redeemed at any time prior to (1) the Redemption Date or (2) if the Corporation fails to pay the Redemption Price in full to such holder on the Redemption Date, the date on which the Corporation pays the Redemption Price in full for all shares of Series B Preferred Stock to be redeemed from such holder.

                    (4) Any redemption of shares of Series B Preferred Stock pursuant to this Section 9(a) shall be made as nearly as practical pro rata from all holders of shares of Series B Preferred Stock outstanding, subject to reduction of the shares of Series B Preferred Stock to be redeemed from any holder by reason of conversions of shares of Series B Preferred Stock of such holder between the date the Redemption Notice is given and the Redemption Date.

                    (5) Upon receipt by the Corporation from a holder of shares of Series B Preferred Stock of certificates for shares of Series B Preferred Stock evidencing a greater number of shares of Series B Preferred Stock than the number of shares of Series B Preferred Stock to be redeemed in accordance with this Section 9(a), the Corporation shall, within three Trading Days after such surrender, issue and deliver to or upon the order of such holder a new certificate for the balance of shares of Series B Preferred Stock, if any.

               (b) NO OTHER REDEMPTION AT THE OPTION OF THE CORPORATION.

               Except as otherwise specifically provided in Section 9(a), the Corporation shall not have any right to redeem any shares of Series B Preferred Stock at the option of the Corporation.

        SECTION 10.    CONVERSION.

               (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series B Preferred Stock may convert at any time all or from time to time any part of their outstanding shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the Issuance Date, and at any time thereafter, each share of Series B Preferred Stock may be converted at the office of the Conversion Agent or at such additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series B Preferred Stock being converted to the applicable Conversion Date by (y) the Conversion Price on the applicable Conversion Date; provided, however, that in no event shall any holder of shares of Series B Preferred Stock be entitled to convert any shares of Series B Preferred Stock in excess of that number of shares of Series B Preferred Stock upon conversion of which the sum of
(1) the number of shares of Common Stock beneficially owned by such holder (including shares of Common Stock beneficially owned by all Aggregated Persons of such holder) (other than shares of Common Stock deemed beneficially owned by such holder or any Aggregated Person of such holder through the ownership of (x) unconverted shares of Series B Preferred Stock and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series B Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence. For purposes of the proviso to the second preceding sentence, the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a holder of shares of Series B Preferred Stock to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Corporation with respect thereto.

               (b) OTHER PROVISIONS. (1) The holders of shares of Series B Preferred Stock at the close of business on the record date for any dividend payment to holders of Series B Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after the record date for such dividend payment date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series B Preferred Stock converted during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series B Preferred Stock on a record date for a dividend payment who (or whose transferee) converts any of such shares into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series B Preferred Stock on such dividend payment date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series B Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series B Preferred Stock that may be accrued and unpaid at the date of conversion of shares of Series B Preferred Stock.

                    (2) The right of the holders of Series B Preferred Stock to convert their shares shall be exercised by delivering (which may be made by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent at the address or telephone line facsimile transmission number provided in or pursuant to the Conversion Agent Agreement, with a copy to the Corporation at the address or telephone line facsimile transmission number provided in or pursuant to Section 15(a); provided, however, that any failure or delay in the giving of a copy of the Conversion Notice to the Corporation shall not affect the validity or the Conversion Date for any such Conversion Notice. The number of shares of Common Stock to be issued upon each conversion of shares of Series B Preferred Stock shall be the number set forth in the applicable Conversion Notice, which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within three Trading Days after such holder gives such Conversion Notice, and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series B Preferred Stock being converted within three Trading Days after a Conversion Notice has been given (which notice shall specify all defects in such Conversion Notice), and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder agrees to correct all such defects promptly.

                    (3) If a holder of Series B Preferred Stock elects to convert any shares of Series B Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series B Preferred Stock physically to the Corporation unless all of the shares of Series B Preferred Stock represented thereby are so converted. Each holder of shares of Series B Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series B Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series B Preferred Stock may not transfer the certificate(s) representing such shares of Series B Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series B Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series B Preferred Stock (upon payment by such holder of shares of Series B Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series B Preferred Stock represented by such certificate(s). Each holder of shares of Series B Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series B Preferred Stock represented by such certificate, the number of shares of Series B Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and by reason of Section 7(a), the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series B Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof stated on such certificate and
(2) the Corporation may place one or more legends on the certificates for shares of Series B Preferred Stock which refers to or describes the provisions of this paragraph and Section 7(a). The Corporation may by notice to any holder of shares of Series B Preferred Stock require such holder to surrender the certificate(s) for such holder's shares of Series B Preferred Stock in exchange for issuance by the Corporation of one or more new certificates for the number of shares evidenced by the certificate(s) so surrendered.

                    (4) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series B Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series B Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. A holder of shares of Series B Preferred Stock who converts such shares shall be responsible for the amount of any withholding tax payable in connection with such conversion.

                    (5) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series B Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series B Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                    (6) (A) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series B Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series B Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series B Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series B Preferred Stock the right to elect prior to completion of such transaction the securities, cash, or other assets into which the Series B Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). Notwithstanding the forgoing, in connection with any such merger, consolidation, sale, transfer or exchange, the Corporation shall have the right, in lieu of making provision for preservation of economic benefits of the conversion rights of the holders of shares of Series B Preferred Stock, to redeem all outstanding shares of Series B Preferred Stock immediately after completion of such transaction at a price per share of Series B Preferred Stock in cash equal to the Business Combination Redemption Price. Such right of redemption shall be exercised by notice from the Corporation to the holders of shares of Series B Preferred Stock stating that the Corporation is exercising its redemption right under this Section 10(b)(6), which notice shall be given at least 20 Trading Days and not more than 30 Trading Days prior to completion of such transaction and shall specify that such redemption shall occur on the Business Day immediately following the date of completion of such transaction. On the date specified in such notice (or such later date as a holder of shares of Series B Preferred Stock surrenders such holder's certificates for shares of Series B Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Business Combination Redemption Price to each holder of shares of Series B Preferred Stock to be redeemed to such account as specified by such holder in writing to the Corporation at least one Business Day prior to such payment of the Business Combination Redemption Price. A holder of shares of Series B Preferred Stock which are redeemed pursuant to this Section 10(b)(6) shall not be entitled to payment of the Business Combination Redemption Price of such shares of Series B Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series B Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b). If the Corporation shall fail to pay the Business Combination Redemption Price of any shares of Series B Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full. Notwithstanding the giving of a notice of redemption pursuant to this Section 10(b)(6), each holder of shares of Series B Preferred Stock shall be entitled to convert in accordance with this Section 10 any shares of Series B Preferred Stock which are to be redeemed at any time prior to (1) the redemption date specified in the notice of redemption or (2) if the Corporation fails to pay the Business Combination Redemption Price in full to such holder when due, the date on which the Corporation pays the Business Combination Redemption Price in full to such holder for all shares of Series B Preferred Stock to be redeemed from such holder. The Corporation shall not effect any such transaction unless it shall have complied with the provisions of this paragraph. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

               (B) Whenever the Corporation shall propose to take any of the actions specified in this Section 10(b)(6), the Corporation shall cause a notice to be mailed, at least 20 days prior to the date on which the books of the Corporation will close or on which the security holders entitled to participate in such transaction will be determined, to the holders of record of the outstanding Series B Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

                    (7) Upon receipt by the Conversion Agent from a holder of shares of Series B Preferred Stock of a Conversion Notice, the Corporation shall issue and deliver or cause to be issued and delivered to or upon the order of such holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Trading Day after such Conversion Notice is received, and as of the close of business on the date of such receipt such holder (or such holder's assignee) shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares of Series B Preferred Stock so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets, as herein provided, on such conversion. If a holder of Series B Preferred Stock shall have given a Conversion Notice in accordance with the terms of this Certificate of Designations, the Corporation's obligation to issue and deliver the certificates for Common Stock issuable upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other Person of any obligation to the Corporation, or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an equitable adjustment of the Trading Price as contemplated by the definition thereof in Section 1 shall in no way restrict or delay the right of any holder of shares of Series B Preferred Stock to receive shares of Common Stock upon conversion of shares of Series B Preferred Stock, and the Corporation shall use its best efforts to implement each such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series B Preferred Stock as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by such holder as a result of such failure,
(2) the percentage used to calculate the Conversion Price applicable to such conversion shall be reduced by one-tenth of a percentage point from the percentage otherwise used to calculate the Conversion Price applicable to such conversion for each Trading Day during the period from the date the Corporation was required to deliver such shares of Common Stock to the date the Corporation so delivers such shares of Common Stock; provided, however, that in no event shall any such reduction be made for any Trading Day in such period which is after the date which is 120 days after the date the

Corporation was required to deliver such shares of Common Stock in connection with such conversion, and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series B Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series B Preferred Stock thereafter in accordance herewith; provided, however, that the Corporation shall not be liable to any holder of shares of Series B Preferred Stock under the preceding clause (1) or clause (2) to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A holder of shares of Series B Preferred Stock who has given a Conversion Notice shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable after becoming aware that shares of Common Stock issued upon such conversion have not been received as provided in this Section 10(b)(7).

                    (8) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of Series B Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash to such holder at the time of issuance of shares of Common Stock in connection with such conversion an amount equal to the product of (i) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date times
(ii) such fraction of a share of Common Stock.

        SECTION 11.    REDEMPTION UPON AN OPTIONAL REDEMPTION EVENT.

               (a) REDEMPTION RIGHT UPON OPTIONAL REDEMPTION EVENT. If an Optional Redemption Event occurs, then each holder of shares of Series B Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series B Preferred Stock, or any portion thereof, on the date that is three Business Days after the date of the Holder Notice given with respect to such Optional Redemption Event. Each holder of shares of Series B Preferred Stock shall have the right to require the Corporation to redeem all or any such portion of such holder's shares of Series B Preferred Stock if an Optional Redemption Event occurs at any time while any of such holder's shares of Series B Preferred Stock are outstanding at a price equal to the Optional Redemption Price.

               (b) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the

Corporation shall give to each holder of outstanding shares of Series B Preferred Stock a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

                    (i) the date by which the optional redemption right must be exercised, and

                    (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give a Corporation Notice or defect therein shall limit the right of any holder of shares of Series B Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series B Preferred Stock.

                    (2) To exercise its optional redemption right, each holder of outstanding shares of Series B Preferred Stock shall deliver to the Corporation on or before the thirtieth day after a Corporation Notice is given to such holder (or if no Corporation Notice has been given to such holder, within forty days after such holder first learns of the Optional Redemption Event) a Holder Notice to the Corporation setting forth the name of such holder and the number of such holder's shares of Series B Preferred Stock to be redeemed. A Holder Notice may be revoked by such holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

                    (3) If a holder of shares of Series B Preferred Stock shall have given a Holder Notice, on the date which is three Business Days after the date such Holder Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series B Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the applicable redemption date. A holder of shares of Series B Preferred Stock which are redeemed pursuant to Sections 11(a) and 11(b) shall not be entitled to payment of the Optional Redemption Price of such shares of Series B Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series B Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with
Section 15(b).

                    (4) Notwithstanding any other provision of this Certificate of Designations, if an Optional Redemption Event occurs by reason of the occurrence of an event described in clause (1), (2) or (3) of the definition of the term Optional Redemption Event, and such occurrence is by reason of events which are not solely within the control of the Corporation, the Corporation shall have the right to give a Control Notice to the holders of shares of Series B Preferred Stock at any time after such Optional Redemption Event occurs and prior to the earlier of (1) the date on which all holders of shares of Series B Preferred Stock who had the right (other than as limited by this Section 11(b)(4)) to require redemption of any shares of Series B Preferred Stock by reason of the occurrence of such Optional Redemption Event no longer have such right and (2) the applicable Optional Redemption Date by reason of the earliest Holder Notice given by any holder of shares of Series B Preferred Stock by reason of such Optional Redemption Event. If the Corporation timely gives such Control Notice and an Adjustment Notice (which may be combined in a single notice) to the holders of shares of Series B Preferred Stock, then in lieu of payment of the Optional Redemption Price by reason of any such Optional Redemption Event and commencing on the first date on which such Optional Redemption Event occurs the following adjustments shall take effect (subject to the provisions of Section 7(a)(8)(B)):

                    (A) In the case of an Optional Redemption Event described in clause (1) of the definition of the term Optional Redemption Event, for a period of 180 days after the occurrence of such Optional Redemption Event (i) the Conversion Price will be 80% of the amount which the Conversion Price would otherwise be and (ii) the Accrual Amount shall accrue on the Series B Preferred Stock at the rate of 18% per annum.

                    (B) In the case of an Optional Redemption Event described in clause (2) of the definition of the term Optional Redemption Event, for so long as such Optional Redemption Event continues (i) the Conversion Price will be 80% of the amount which the Conversion Price would otherwise be and (ii) the Accrual Amount shall accrue on the Series B Preferred Stock at the rate of 18% per annum.

                    (C) In the case of an Optional Redemption Event described in clause (3) of the definition of the term Optional Redemption Event, for so long as any shares of Preferred Stock are outstanding (i) the Conversion Price will be 70% of the amount which the Conversion Price would otherwise be and (ii) the Accrual Amount shall accrue on the Series B Preferred Stock at the rate of 30% per annum.

For purposes of this Section 11(b)(4), an Optional Redemption Event described in clause (1), (2) or (3) of the definition of the term Optional Redemption Event shall be deemed to have occurred by reason of events which are not solely within the control of the Corporation if a requirement of the Corporation to redeem, or a right of any holder of shares of Series B Preferred Stock to require redemption of, shares of Series B Preferred Stock by reason thereof would result in the Corporation being required to classify the Series B Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles, and, in the case of an Optional Redemption Event described in clause (3) of the definition of the term Optional Redemption Event, the Board or the stockholders of the Corporation do not have the right to approve or disapprove the transactions resulting in such event.

        (c) OTHER. (1) If the Corporation fails to pay in full when due the Optional Redemption Price for the number of shares of Series B Preferred Stock specified in a Holder Notice, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

               (2) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series B Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series B Preferred Stock evidenced by such certificate which have not been redeemed.

                    (3) A Holder Notice given by a holder of shares of Series B Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in the Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. Notwithstanding the absence of any such undertaking from such holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series B Preferred Stock not in dispute.

        SECTION 12.    VOTING RIGHTS; CERTAIN RESTRICTIONS.

               (a) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series B Preferred Stock shall not be entitled to vote on any matter.

               (b) CERTIFICATE OF INCORPORATION; CERTAIN STOCK. The affirmative vote or written consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Preferred Stock, or (2) the creation or issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Preferred Stock except as otherwise required by law; and provided further, however, that no such amendment, alteration or repeal shall
(i) reduce the Optional Redemption Price, Redemption Price, Share Limitation Redemption Price or the amount payable to a holder of shares of Series B Preferred Stock pursuant to Section 5(b), 5(c) or 10(b)(6)(A), (ii) reduce the percentage in, or otherwise change the definition of Majority Holders, (iii) change the method of calculating the Conversion Price in a manner adverse to the holders of shares of Series B Preferred Stock or reduce the number of shares of Common Stock issuable upon any conversion of shares of Series B Preferred Stock or (iv) amend, modify or repeal any provision of this Section 12(b), unless in each such case referred to in the preceding clauses (i) through (iv) such amendment, modification or repeal has been approved by the affirmative vote or written consent of the holders of all outstanding shares of Series B Preferred Stock, voting separately or as a class.

               (c) REPURCHASES OF SERIES B PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series B Preferred Stock (other than pursuant to Section 7(a), Section 9(a) or Section 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series B Preferred Stock for cash at the same price per share.

               (d) OTHER. So long as any shares of Series B Preferred Stock are outstanding:

                    (1) LIMITATION ON INDEBTEDNESS. The Corporation will not itself, and will not permit any subsidiary of the Corporation to, create, assume, incur, in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction, or suffer to exist (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

                    (2) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

                    (3) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                         (B) The Corporation will maintain, and will cause each
subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are usually insured against in the same geographic region by companies of comparable size that are engaged in the same or a similar business, subject to customary deductibles.

                    (4) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and such subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Delaware, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

                    (5) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

                    (6) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

                    (7) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any subsidiary of the Corporation, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary no less favorable than terms that could be obtained by the Corporation or such subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

        SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series B Preferred Stock shall be deemed outstanding except (i) from the date a Conversion Notice is given by a holder of Series B Preferred Stock, all shares of Series B Preferred Stock converted into Common Stock; (ii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation (other than any original holder of shares of Series B Preferred Stock) and (iii) from the applicable Share Limitation Redemption Date, Redemption Date, Optional Redemption Date or date of redemption pursuant to Section 10(b)(6)(A), all shares of Series B Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price, Redemption Price, Optional Redemption Price, or Business Combination Redemption Price as the case may be, of such shares of Series B Preferred Stock shall have been paid by the Corporation as and when due hereunder.

        SECTION 14.    FORMS OF NOTICES.

               (a) Notice of Conversion of Series B Custom Convertible Preferred Stock.

                              NOTICE OF CONVERSION
                                       OF
                   SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK
                                       OF
                          SHAMAN PHARMACEUTICALS, INC.

TO: BankBoston, N.A.,                   with a copy to:
      as Conversion Agent
    150 Royall Street                   Shaman Pharmaceuticals, Inc.
    Canton, Massachusetts 02021         213 East Grand Avenue
                                        South San Francisco, California 94080
    Facsimile No.:  (781) 575-2549      Attention: President and Chief Executive
                                             Officer

                                        Facsimile No.:  (650) 873-8367

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock"), of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), the undersigned (the "Holder") hereby elects to convert _______________ shares of the Preferred Stock, including the aggregate Accrual Amount of $_______________ into shares of Common Stock, $.001 par value (the "Common Stock"), of the Corporation, at a Conversion Price per share of Common Stock of $ _______________ or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series B Custom Convertible Preferred Stock.

                    (2) The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is
___________________________.

                    (3) Set forth below or on a schedule which accompanies this Notice are the Trading Prices during the Measurement Period applicable to this Notice and an indication of the Trading Price used to determine the Conversion Price set forth above.

Date                                                     Trading Price
----                                                     -------------
1. ________________________ ,  _____________             $___________________

2. ________________________ ,  _____________             $___________________

3. ________________________ ,  _____________             $___________________

4. ________________________ ,  _____________             $___________________

5. ________________________ ,  _____________             $___________________

6. ________________________ ,  _____________             $___________________

7. ________________________ ,  _____________             $___________________

8. ________________________ ,  _____________             $___________________

9. ________________________ ,  _____________             $___________________

10.________________________ ,  _____________             $___________________

11.________________________ ,  _____________             $___________________

12.________________________ ,  _____________             $___________________

                    (4) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:



     Name                                                    Name


     Address                                                 Address


     SS or Tax ID Number                                     SS or Tax ID Number


                    (5) The undersigned hereby represents to the Corporation that the exercise of conversion rights contained in this Notice does not violate the provisions of Section 10(a) of the Certificate of Designations relating to beneficial ownership in excess of 4.9% of the Common Stock.

                    (6) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given prior to the end of the Registration Period under the Stock Purchase Agreement by which the Holder is bound, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an "accredited investor" as defined in Regulation D under the 1933 Act. The Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Stock Purchase Agreement by which the Holder is bound.


Date:__________________             ____________________________________________
                                               Signature of Holder
                                        (Must be signed exactly as name
                                    appears on the Preferred Stock Certificate.)

               (b) Form of Corporation Inconvertibility Notice.

                      CORPORATION INCONVERTIBILITY NOTICE
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:  _________________________________________
     (Name of Holder)

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock"), Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") of shares of Preferred Stock that on (fill in date) an Inconvertibility Day or a Registration Restriction Inconvertibility had occurred and on such date (fill in number) shares of Preferred Stock became inconvertible by reason of such occurrence.

                    (2) Check (a) or (b):

                    [ ] (a) This Notice relates to an Inconvertibility Day

                    [ ] (b) This Notice related to a Registration Restriction Inconvertibility and the five Trading Days resulting in such Registration Restriction Inconvertibility and the applicable Conversion Price on each such Trading Day are as follows:

                    ______________, _____         $

                    ______________, _____         $

                    ______________, _____         $

                    ______________, _____         $

                    ______________, _____         $

                    (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations of Series B Custom Convertible Preferred Stock.

Date:_____________________                   SHAMAN PHARMACEUTICALS, INC.

                                             By:________________________________

                                             Title:


               (c) Form of Holder Inconvertibility Notice.

                         HOLDER INCONVERTIBILITY NOTICE
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

TO: SHAMAN PHARMACEUTICALS, INC.

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder"), hereby notifies Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), that on ___________ (fill in date) an Inconvertibility Day or a Registration Restriction Inconvertibility had occurred and on such date (fill in number) shares of Preferred Stock became inconvertible by reason of such occurrence.

                    (2) Check (a) or (b):

                    [ ] (a) This Notice relates to an Inconvertibility Day

                    [ ] (b) This Notice related to a Registration Restriction Inconvertibility and the five Trading Days resulting in such Registration Restriction Inconvertibility and the applicable Conversion Price on each such Trading Day are as follows:

                    ______________, _____         $

                    ______________, _____         $

                    ______________, _____         $

                    ______________, _____         $

                    ______________, _____         $

                    (3) If the following date and amounts are completed in this Notice, the Holder hereby directs the Corporation to redeem the number of shares of Preferred Stock set forth below in accordance with Section 7(a) of the Certificate of Designations of Series B Custom Convertible Preferred Stock (the "Certificate of Designations") as set forth below:

                    (a) Number of shares of Preferred Stock to be redeemed:
__________________
(fill in)

                    (b) On ______________ (fill in Share Limitation Redemption
Date) or such later date as the Holder shall surrender to the Corporation the certificates for the shares of Preferred Stock redeemed, the Corporation shall pay to the Holder the Share Limitation Redemption Price per share of Preferred Stock to be redeemed of $ ________. The Share Limitation Redemption Price is equal to the product obtained by multiplying (A) the sum of (i) $1,000.00 plus
(ii) $ ________ for the Accrual Amount on such share to such Share Limitation Redemption Date times (B) 112.5%.

               (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date:_________________                       NAME OF HOLDER:

                                             ___________________________________

                                             By:________________________________
                                                Title:

               (d) Form of Redemption Election.

                            HOLDER REDEMPTION NOTICE
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

TO: SHAMAN PHARMACEUTICALS, INC.

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock"), the undersigned (the "Holder") hereby notifies Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), that the Holder is exercising its right to require the Corporation to redeem shares of Preferred Stock in accordance with Section 7(a) of the Certificate of Designations of Series B Custom Convertible Preferred Stock (the "Certificate of Designations"). On ______________________ (fill in Share Limitation Redemption Date) or such later date as the Holder shall surrender to the Corporation the certificates for the shares of Preferred Stock redeemed, the Corporation shall pay the Holder the Share Limitation Redemption Price per share of Preferred Stock to be redeemed of $ . The Share Limitation Redemption Price is equal to the product obtained by multiplying (A) the sum of
(i) $1,000.00 plus (ii) $ for the Accrual Amount on such share to such Share Limitation Redemption Date times (B) 112.5%.

                    (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date:___________________                     NAME OF HOLDER:

                                             ___________________________________


                                             By:________________________________


               (c) Form of Mandatory Redemption Waiver.

                           MANDATORY REDEMPTION WAIVER
               (SECTION 7(a)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

                    Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), and the undersigned holder (the "Holder") of shares of the Corporation's Series B Custom Convertible Preferred Stock (the "Preferred Stock") hereby agree as follows:

                    1. The Corporation's or the Holder's Inconvertibility Notice given on _______________ (the "Waiver Commencement Date"), if any, is hereby rescinded and the Holder's shares of Preferred Stock shall not be redeemed pursuant to Section 7(a) of the Certificate of Designations of Series B Custom Convertible Preferred Stock (the "Certificate of Designations") by reason of such Inconvertibility Notice or any inconvertibility of any of the Holder's shares of Preferred Stock which may arise pursuant to Section 7(a) of the Certificate of Designations during the period ending on the date set forth below in this Section 1 (the "Waiver Period").

                    Date for end of Waiver Period:______________________ ,_____

                    2. If this Mandatory Redemption Waiver is given in connection with a Registration Restriction Inconvertibility, promptly, but in no event later than the date which is 15 days after the date of this Mandatory Redemption Waiver, the Corporation shall file a Registration Statement with the SEC relating to the resale by the Holder of the number of Registrable Securities (as defined in the Holder's Stock Purchase Agreement) set forth below in this
Section 2, which Registration Statement may be constituted in any manner which does not have the effect of suspending or terminating the effectiveness of any and all Registration Statements filed by the Corporation pursuant to Section 8(b)(1) of the Stock Purchase Agreement or otherwise with respect to the Registrable Securities which names the Holder as a selling stockholder, and shall thereafter use its best efforts to obtain effectiveness of such Registration Statement. Such Registration Statement shall in all respects be deemed a Registration Statement (as defined in the Certificate of Designations).

                    Number of Registrable Securities:_________________

                    3. If the Corporation shall default in the performance of its obligations set forth herein or shall fail to comply in any material respects with any of its obligations under the Certificate of Designations, the Stock Purchase Agreements, the Conversion Agent Agreement, the Warrants or any document or instrument executed and delivered by the Corporation in connection therewith, this Mandatory Redemption Waiver shall cease to be of further force and effect and the rights, liabilities and obligations of the parties shall be restored to those which would have existed in the absence of this Mandatory Redemption Waiver.

                    4. This Agreement shall be governed by the laws of the State of New York. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Certificate of Designations.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the respective dates set forth below.

                                             SHAMAN PHARMACEUTICALS, INC.



                                             By :_______________________________
                                                 Title:

                                             Date:______________________________

                                             NAME OF HOLDER:

                                             ___________________________________

                                             By :_______________________________
                                                 Title:

                                             Date:______________________________

               (f) Form of Redemption Notice.

                                REDEMPTION NOTICE
                 (SECTION 9(a) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:  _______________________________
     (Name of Holder)

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock"), Shaman Pharmaceuticals, Inc., a Delaware corporation (the

"Corporation"), hereby notifies the above-named holder (the "Holder") that the Corporation is exercising its right to redeem shares of Preferred Stock held by the Holder in accordance with Section 9(a) of the Certificate of Designations of the Series B Custom Convertible Preferred Stock (the "Certificate of Designations").

                    (2) The Redemption Date is [BEFORE FILING, INSERT MONTH AND DAY OF INITIAL ISSUANCE DATE], 1999.

                    (3) The Redemption Price per share of Preferred Stock is $_________.

                    (4) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Redemption Date), the Corporation will make payment of the applicable Redemption Price in accordance with the Certificate of Designations.

                    (5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

                                             SHAMAN PHARMACEUTICALS, INC.



                                             By _____________________________
                                                Title:

               (h) Form of Corporation Notice.

                               CORPORATION NOTICE
               (SECTION 11(b)(1) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:  ______________________________
     (Name of Holder)

                    (1) An Optional Redemption Event described in the Certificate of Designations (the "Certificate of Designations") of Series B Custom Convertible Preferred Stock (the "Preferred Stock") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), occurred on ____________, ____. As a result of such Optional Redemption Event, the above-named holder (the "Holder") is entitled to exercise its optional redemption rights pursuant to Section 11(b)(2) of the Certificate of Designations.

                    (2) The Holder's optional redemption right must be exercised on or before ______________, ____.



                    (3) At or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation:

                    (a) a Holder Notice, in the form set forth in Section 14(h) of the Certificate of Designations; and

                    (b) the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation the shares to be redeemed.

               (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date:______________________                  SHAMAN PHARMACEUTICALS, INC.



                                             By:________________________________
                                                Title:


               (f) Form of Holder Notice.

                                  HOLDER NOTICE
               (SECTION 11(b)(2) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

TO: SHAMAN PHARMACEUTICALS, INC.

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to exercise its right to require redemption by the Corporation pursuant to Sections 11(a) and 11(b) of the Certificate of Designations of Series B Custom Convertible Preferred Stock (the "Certificate of Designations") of _______ shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to $ _______ for the Accrual Amount on each share of Series B Preferred Stock to be redeemed to the date of redemption times (b) the ____% (fill in applicable Optional Redemption Percentage).

                    (2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed is $___________________.

                    (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.


                                    NAME OF HOLDER:

Date:___________________            ____________________________________________
                                             Signature of Holder
                                         (Must be signed exactly as name
                                    appears on the Preferred Stock Certificate.)


               (i) Form of Control Notice.

                                 CONTROL NOTICE
        (SECTIONS 7(a)(8) AND 11(b)(4) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

TO:  _______________________________
     (Name of Holder)

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock"), Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that in accordance with the Certificate of Designations of the Series B Custom Convertible Preferred Stock (the "Certificate of Designations") and by reason of events which are not solely within the control of the Corporation, on _____________ (fill in date) the following occurred (check (a) or (b)):

                    [ ] (a) An Inconvertibility Day subject to Section 7(a)(8) of the Certificate of Designations; or

                    [ ] (b) An Optional Redemption Event subject to Section 11(b)(4) of the Certificate of Designations

                    (2) Attached to this Notice is an Auditors' Determination with respect to the occurence referred to in paragraph (1).

                    (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

                                             SHAMAN PHARMACEUTICALS, INC.





                                             By _____________________________
                                                Title:

               (h) Form of Adjustment Notice.

                                ADJUSTMENT NOTICE
        (SECTIONS 7(a)(8) AND 11(b)(4) OF CERTIFICATE OF DESIGNATIONS OF
                  SERIES B CUSTOM CONVERTIBLE PREFERRED STOCK)

VIA FACSIMILE

TO:  ______________________________
     (Name of Holder)

                    (1) Pursuant to the terms of the Series B Custom Convertible Preferred Stock (the "Preferred Stock"), Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), confirms to the above-named holder (the "Holder") of shares of Preferred Stock that on (fill in date) the Corporation gave the Holder and each other holder of shares of Preferred Stock a Control Notice in accordance with the Certificate of Designations of the Preferred Stock (the "Certificate of Designations"), and hereby notifies the Holder of the adjustments set forth below.

                    (2) Effective on _________ (fill in date), the Conversion Price of the Preferred Stock is ____% (fill in percentage) of the amount the Conversion Price would otherwise be without regard to adjustments pursuant to Sections 7(a)(8) and 11(b)(4) of the Certificate of Designations.

                    (3) Effective on _________ (fill in date), the Accrual Amount shall accrue on the outstanding shares of Preferred Stock at the rate of ______% (fill in percentage) per annum.

                    (4) The foregoing adjustments to the Conversion Price and the Accrual Amount will continue in effect until a subsequent Adjustment Notice is given to the Holder.

                    (5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Designations.

Date:___________________                     SHAMAN PHARMACEUTICALS, INC.

                                             By:________________________________
                                                Title:


SECTION 15.    MISCELLANEOUS.

               (a) NOTICES. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier, and shall be deemed given upon receipt, (a) in the case of the Corporation, addressed to the Corporation at 213 East Grand Avenue, South San Francisco, California 94080, Attention: President and Chief Executive Officer (telephone line facsimile transmission number (650) 873-8367), or (b) in the case of any holder of shares of Series B Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series B Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series B Preferred Stock in accordance with this Section or any holder of shares of Series B Preferred Stock shall have provided to the Corporation in accordance with this Section.

               (b) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series B Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series B Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series B Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series B Preferred Stock without charge to such holder.

               IN WITNESS WHEREOF, Shaman Pharmaceuticals, Inc. has caused this certificate to be signed by one of its officers thereunto duly authorized as of the ___ day of ____________, 1998.


                                             SHAMAN PHARMACEUTICALS, INC.



                                             By:________________________________
                                                Title: